UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2014

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 New Montgomery Street, Suite 300

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 3, 2014, the Board of Directors of Trulia, Inc. (“Trulia” or the “Company”) approved a reorganization plan for its Market Leader subsidiary to integrate the operations of the subsidiary with those of Trulia, and to eliminate overlapping positions. This reorganization is the next step in Trulia’s strategy to integrate operations of Market Leader with Trulia to shorten the time to market for the Company’s products and to drive further growth. Market Leader contributed significantly to the Company’s record revenue of $54.5 million in the first quarter of 2014, and record subscriber additions of nearly 7,000 in the first quarter of 2014.

As part of the reorganization, the Market Leader subsidiary will reduce its workforce by approximately 85 employees, primarily in the sales and general & administrative functions. The Company anticipates incurring pre-tax restructuring charges of approximately $4.0 million to $6.0 million, of which substantially all would result in cash expenditures. The expected charges associated with the reorganization plan consist of $2.2 million of facilities-related costs, $1.2 million of one-time severance and other employee termination benefits, and $1.2 million for other third party expenses incurred in connection with the reorganization. Trulia expects a majority of these charges to be recorded in the second quarter of 2014, which the Company expects will result in cash expenditures of $2.0 million to $4.0 million paid during 2014 and the remainder to be paid in 2015 and thereafter.

Trulia anticipates that the reorganization will result in approximately $4 to 6 million of cost savings during the remainder of 2014, and the Company expects to reinvest these anticipated cost savings in the Company’s operations, primarily in engineering and product development. Trulia reiterates its previously stated full year 2014 revenue outlook of $250 to $253 million, and full year 2014 adjusted EBITDA outlook of $18 to $22 million.

The foregoing discussion of Trulia’s reorganization plan contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to: the Company’s expectations regarding the amounts and timing of charges and expenditures under the reorganization plan, including the cash expenditures; the anticipated cost savings as a result of execution of the Company’s reorganization plan; and the Company’s expectations regarding its revenue and Adjusted EBITDA for the full year 2014. Trulia’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that Trulia experiences expenses, including charges and expenses related to the reorganization plan, that exceed the Company’s expectations; Trulia does not realize the cost savings expected as a result of the reorganization plan; Trulia and Market Leader do not integrate successfully; the synergies between Trulia and Market Leader are not realized or not realized to the extent anticipated; the disruption caused by the merger make it difficult to maintain certain strategic relationships; the Company does not effectively execute on its national marketing campaign, and that the national marketing campaign does not increase the number of consumers, subscribers, and advertisers on the Company’s marketplace; the housing market weakens; and consumers, subscribers, and advertisers do not continue to use the Company’s marketplace. The forward-looking statements contained herein are also subject to other risks and uncertainties, including those more fully described in the Company’s other filings with the Securities and Exchange Commission, including Trulia’s

Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The forward-looking statements herein are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reorganization plan, the Company entered into a Transition Employment Letter dated June 3, 2014 with Ian Morris (the “Transition Employment Letter”), pursuant to which Mr. Morris’ last day of employment with the Company is expected to be September 4, 2014. Mr. Morris will provide transition employment duties through his termination of employment date. After his employment terminates, and without any break in service, Mr. Morris will provide transition business advisory services, as a consultant, to the Company or its Market Leader subsidiary through August 31, 2015 (“Consulting Term”).

Additionally, upon the completion of Mr. Morris’ transition employment term, or if prior to the completion of the transition employment term the Company terminates his employment without “cause” or he resigns for “good reason” (as such terms are defined in the Transition Employment Letter), he will be entitled to:

•	12 months of salary continuation;

•	a lump sum bonus payment, which is 100% of his bonus from fiscal 2013;

•	up to 18 months of Company-paid COBRA continuation coverage;

•	all unvested shares subject to equity awards granted to Mr. Morris prior to August 29, 2013 that would have been exercisable on the fourth quarterly vesting date following Mr. Morris’s termination of employment date will be deemed vested and exercisable; and

•	the stock option grant made to Mr. Morris on September 23, 2010 will remain exercisable until its original termination/expiration date.

During the Consulting Term, Mr. Morris’s time-based restricted stock unit grant awarded to him on August 29, 2013 and any unvested equity awards granted prior to August 29, 2013 will continue to vest. If prior to the end of the Consulting Term, the Company terminates Mr. Morris’ consulting relationship without cause, then the equity awards that would have vested through the end of the Consulting Term will become vested.

The foregoing benefits are subject to a release of the Company by Mr. Morris for all claims (other than for his existing rights to indemnification as an officer of the Company) and certain other restrictive covenants.

The description of the Transition Employment Letter contained herein is qualified in its entirety by reference to the Transition Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Transition Letter Agreement, dated June 3, 2014 between Ian Morris and Trulia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Scott Darling
Scott Darling
Vice President and General Counsel

Date: June 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Letter Agreement, dated June 3, 2014 between Ian Morris and Trulia, Inc.